Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Fourth Quarter 2024 Results

●	Full year 2024 revenue of $401.8 million

●	Full year 2024 gross margin of 44.9%; non-GAAP gross margin of 45.0%

●	Fourth quarter revenue $94.1 million, approximately 62% recurring

●	Fourth quarter gross margin of 41.9% impacted by an inventory reserve charge of $2.1 million; non-GAAP gross margin of 41.8%

●	Acquired Tignis, Inc. a provider of artificial intelligence process control and analytics software

POWAY, Calif., February 13, 2025 – Cohu, Inc. (NASDAQ: COHU), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today reported fiscal 2024 fourth quarter net sales of $94.1 million and GAAP loss of $21.4 million or $0.46 per share. Net sales for full year 2024 were $401.8 million with GAAP loss of $69.8 million or $1.49 per share.

The Company also reported non-GAAP results, with fourth quarter 2024 loss of $7.1 million or $0.15 per share and loss of $10.9 million or $0.23 per share for full year 2024.

GAAP Results
(in millions, except per share amounts)	Q4 FY 2024	Q3 FY 2024	Q4 FY 2023	12 Months 2024	12 Months 2023

Net sales	$94.1	$95.3	$137.2	$401.8	$636.3
Net income (loss)	$(21.4)	$(18.1)	$(2.0)	$(69.8)	$28.2
Net income (loss) per share	$(0.46)	$(0.39)	$(0.04)	$(1.49)	$0.59

Non-GAAP Results
(in millions, except per share amounts)	Q4 FY 2024	Q3 FY 2024	Q4 FY 2023	12 Months 2024	12 Months 2023

Net income (loss)	$(7.1)	$(3.8)	$11.1	$(10.9)	$77.9
Net income (loss) share	$(0.15)	$(0.08)	$0.23	$(0.23)	$1.62

Total cash and investments at the end of fourth quarter 2024 were $262.1 million. Cohu did not repurchase any shares of its common stock during fourth quarter 2024.

“Systems revenue increased sequentially in Computing, Industrial and Consumer segments in a seasonally slow period” said Cohu President and CEO Luis Müller. “We are expanding our analytics offering with Tignis, creating the opportunity to potentially grow software revenue at an annual rate of 50% or more over the next three years as the industry seeks solutions to optimize yield and productivity.”

Cohu expects first quarter 2025 sales to be in a range of $97 million +/- $7 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss fourth quarter 2024 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on February 13, 2025. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/qwe68cs8

To participate via telephone and join the call live, please register in advance at https://register.vevent.com/register/BI703c7d889b924f599887f8386232fc79 to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate, net cash per share and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, impairments, inventory step-up, reduction of indemnification receivable, depreciation of purchase accounting adjustments to property, plant and equipment, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding effects of near-term growth in revenue in certain vertical markets and corresponding financial impacts; expectations related to our FY2025 outlook, including quarterly projections; success or contribution of M&A transactions; new market entries, product introductions or customer adoptions and corresponding performance metrics or financial impacts; product market projected growth and market sizes and related revenue opportunities for the semiconductor process control market; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: new product investments and product enhancements which may not be commercially successful; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; recent erosion in mobile, automotive and industrial market sales; our ability to manage and deliver high quality products and services; failure of sole source contract manufacturer or our ability to manage third-party raw material, component and/or service providers; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; the semiconductor industry is intensely competitive, subject to rapid technological changes, and experiences consolidation of key customers for semiconductor test equipment; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; our relationships with customers may deteriorate; loss of key personnel; risks of using artificial intelligence within Cohu’s product developments and business; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes, including related economic impacts; levels of debt; access to sufficient capital on reasonable or favorable terms; foreign operations and related currency fluctuations; required or desired accounting charges and the cost or effectiveness of accounting controls; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; significant goodwill and other intangibles as percentage of our total assets; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; risks associated with acquisitions, investments and divestitures such as integration and synergies; constraints related to corporate governance structures; share repurchases and related impacts; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory changes and including environmental or tax law changes; significant volatility in our stock price; the risk of cybersecurity breaches; enforcing or defending intellectual property claims or other litigation.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1) (2)		Twelve Months Ended (1) (2)
	December 28,	December 30,	December 28,	December 30,
	2024	2023	2024	2023

Net sales	$94,122	$137,226	$401,779	$636,322
Cost and expenses:
Cost of sales (excluding amortization)	54,656	71,816	221,485	333,454
Research and development	20,795	22,117	84,797	88,571
Selling, general and administrative	30,540	32,846	128,037	132,249
Amortization of purchased intangible assets	9,753	9,738	39,087	36,355
Restructuring charges	5	375	41	2,421
	115,749	136,892	473,447	593,050
Income (loss) from operations	(21,627)	334	(71,668)	43,272
Other (expense) income:
Interest expense	(99)	(754)	(618)	(3,382)
Interest income	2,325	2,847	9,976	11,504
Foreign transaction gain (loss)	98	(2,924)	(2,395)	(5,209)
Loss on extinguishment of debt	-	-	(241)	(369)
Income (loss) from operations before taxes	(19,303)	(497)	(64,946)	45,816
Income tax provision	2,055	1,531	4,872	17,660
Net income (loss)	$(21,358)	$(2,028)	$(69,818)	$28,156

Income (loss) per share:
Basic:	$(0.46)	$(0.04)	$(1.49)	$0.59
Diluted:	$(0.46)	$(0.04)	$(1.49)	$0.59

Weighted average shares used in computing income (loss) per share: (3)
Basic	46,719	47,369	46,908	47,486
Diluted	46,719	47,369	46,908	48,025

(1)	The three- and twelve-month periods ended December 28, 2024 and December 30, 2023 were both comprised of 13 weeks and 52 weeks, respectively.

(2)

On January 30, 2023 the Company completed the acquisition of MCT Worldwide, LLC (“MCT”) and on October 2, 2023 the Company completed the acquisition of Equiptest Engineering Pte. Ltd. (“EQT”). The results of MCT’s and EQT’s operations have been included since those dates.

(3)

For the three- and twelve-month periods ended December 28, 2024 and the three-month period ended December 30, 2023, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 28,	December 30,
	2024	2023
Assets:
Current assets:
Cash and investments (1)	$262,092	$335,698
Accounts receivable	91,619	124,624
Inventories	141,861	155,793
Other current assets	38,735	22,703
Total current assets	534,307	638,818
Property, plant & equipment, net	74,786	69,085
Goodwill	234,639	241,658
Intangible assets, net	110,717	151,770
Operating lease right of use assets	13,908	16,778
Other assets	31,058	32,243
Total assets	$999,415	$1,150,352

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$633	$1,773
Current installments of long-term debt	1,115	4,551
Deferred profit	3,589	3,586
Other current liabilities	79,847	93,511
Total current liabilities	85,184	103,421
Long-term debt (1)	7,052	34,303
Non-current operating lease liabilities	9,893	13,175
Other noncurrent liabilities	39,795	49,283
Cohu stockholders’ equity	857,491	950,170
Total liabilities & stockholders’ equity	$999,415	$1,150,352

(1)	On February 9, 2024, the Company made a cash payment of $29.3 million to repay the remaining outstanding amounts owed under our Term Loan B.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	December 28,	September 28,	December 30,
	2024	2024	2023
Income (loss) from operations - GAAP basis (a)	$(21,627)	$(15,769)	$334
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	290	270	226
Research and development (R&D)	966	765	860
Selling, general and administrative (SG&A)	4,025	4,213	3,471
	5,281	5,248	4,557
Amortization of purchased intangible assets (c)	9,753	9,791	9,738
Restructuring charges related to inventory adjustments in COS (d)	(429)	(20)	(3)
Restructuring charges (d)	5	14	375
Manufacturing and sales transition costs included in (e):
COS	9	-	7
R&D	22	62	-
SG&A	105	393	527
	136	455	534
Impairment charge included in SG&A (f)	-	(63)	-
Reduction of indemnification receivable included in SG&A (g)	506	-	-
Inventory step-up included in COS (h)	-	-	868
Acquisition costs included in SG&A (i)	407	-	288
Depreciation of PP&E step-up included in SG&A (j)	-	12	30
Income (loss) from operations - non-GAAP basis (k)	$(5,968)	$(332)	$16,721

Net loss - GAAP basis	$(21,358)	$(18,056)	$(2,028)
Non-GAAP adjustments (as scheduled above)	15,659	15,437	16,387
Tax effect of non-GAAP adjustments (l)	(1,377)	(1,178)	(3,239)
Net income (loss) - non-GAAP basis	$(7,076)	$(3,797)	$11,120

GAAP net loss per share - diluted	$(0.46)	$(0.39)	$(0.04)

Non-GAAP net income (loss) per share - diluted (m)	$(0.15)	$(0.08)	$0.23

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring and manufacturing transition activities including employee headcount reductions and other organizational changes to align our business strategies in light of our acquisitions. Restructuring and manufacturing transition costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. PP&E and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(23.0)%, (16.5)% and 0.2% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to our acquisitions.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate the impairment of the Company’s investment in Fraes-und Technologiezentrum GmbH Frasdorf.
(g)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(h)	To eliminate amortization of inventory step up charges related to acquisitions.
(i)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(j)	To eliminate depreciation of PP&E step up charges related to the acquisitions.
(k)	(6.3)%, (0.3)% and 12.2% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)

The three months ended December 30, 2023, was computed using 47,795 shares outstanding, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were calculated using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 28,	December 30,
	2024	2023
Income (loss) from operations - GAAP basis (a)	$(71,668)	$43,272
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	1,049	845
Research and development (R&D)	3,566	3,394
Selling, general and administrative (SG&A)	16,125	12,998
	20,740	17,237
Amortization of purchased intangible assets (c)	39,087	36,355
Restructuring charges related to inventory adjustments in COS (d)	(465)	(62)
Restructuring charges (d)	41	2,421
Manufacturing and sales transition costs included in (e):
COS	11	25
R&D	142	22
SG&A	3,334	1,007
	3,487	1,054

Impairment charge included in SG&A (f)	903	-
Reduction of indemnification receivable included in SG&A (g)	506	-
Inventory step-up included in COS (h)	-	1,141
Acquisition costs included in SG&A (i)	582	1,571
Depreciation of PP&E step-up included in SG&A (j)	36	67
Income (loss) from operations - non-GAAP basis (k)	$(6,751)	$103,056

Net income (loss) - GAAP basis	$(69,818)	$28,156
Non-GAAP adjustments (as scheduled above)	64,917	59,784
Tax effect of non-GAAP adjustments (l)	(5,954)	(10,054)
Net income (loss) - non-GAAP basis	$(10,855)	$77,886

GAAP net income (loss) per share - diluted	$(1.49)	$0.59

Non-GAAP income (loss) per share - diluted (m)	$(0.23)	$1.62

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring and manufacturing transition activities including employee headcount reductions and other organizational changes to align our business strategies in light of our acquisitions. Restructuring and manufacturing transition costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Impairment charges have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. PP&E and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Management believes the reduction of an uncertain tax position liability and related indemnification receivable is better reflected within income tax expense rather than a charge to SG&A and credit to the income tax provision. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(17.8)% and 6.8% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to acquisitions.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate the impairment of the Company’s investment in Fraes-und Technologiezentrum GmbH Frasdorf.
(g)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(h)	To eliminate amortization of inventory step up charges related to acquisitions.
(i)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(j)	To eliminate the property, plant & equipment step-up depreciation accelerated related to acquisitions.
(k)	(1.7)% and 16.2% of net sales, respectively.
(l)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(m)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended
	December 28,	September 28,	December 30,
	2024	2024	2023

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$39,466	$44,657	$65,410
Non-GAAP adjustments to cost of sales (as scheduled above)	(130)	250	1,098
Gross profit - Non-GAAP basis	$39,336	$44,907	$66,508
As a percentage of net sales:
GAAP gross profit	41.9%	46.8%	47.7%
Non-GAAP gross profit	41.8%	47.1%	48.5%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$(21,358)	$(18,056)	$(2,028)
Income tax provision	2,055	3,231	1,531
Interest expense	99	86	754
Interest income	(2,325)	(2,609)	(2,847)
Amortization of purchased intangible assets	9,753	9,791	9,738
Depreciation	3,196	3,362	3,372
Amortization of cloud-based software implementation costs (2)	709	709	700
Other non-GAAP adjustments (as scheduled above)	5,906	5,634	6,619
Adjusted EBITDA	$(1,965)	$2,148	$17,839
As a percentage of net sales:
Net income - GAAP Basis	(22.7)%	(18.9)%	(1.5)%
Adjusted EBITDA	(2.1)%	2.3%	13.0%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$61,093	$60,426	$65,076
Non-GAAP adjustments to operating expenses (as scheduled above)	(15,789)	(15,187)	(15,289)
Operating Expenses - Non-GAAP basis	$45,304	$45,239	$49,787

(1)	Excludes amortization of $7,483, $7,518 and $7,476 for the three months ending December 28, 2024, September 28, 2024 and December 30, 2023, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Twelve Months Ended
	December 28,	December 30,
	2024	2023
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$180,294	$302,868
Non-GAAP adjustments to cost of sales (as scheduled above)	595	1,949
Gross profit - Non-GAAP basis	$180,889	$304,817
As a percentage of net sales:
GAAP gross profit	44.9%	47.6%
Non-GAAP gross profit	45.0%	47.9%

Adjusted EBITDA Reconciliation
Net income (loss) - GAAP Basis	$(69,818)	$28,156
Income tax provision	4,872	17,660
Interest expense	618	3,382
Interest income	(9,976)	(11,504)
Amortization of purchased intangible assets	39,087	36,355
Depreciation	13,400	13,389
Amortization of cloud-based software implementation costs (2)	2,836	2,800
Loss on extinguishment of debt	241	369
Other non-GAAP adjustments (as scheduled above)	25,794	23,362
Adjusted EBITDA	$7,054	$113,969
As a percentage of net sales:
Net income (loss) - GAAP Basis	(17.4)%	4.4%
Adjusted EBITDA	1.8%	17.9%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$251,962	$259,596
Non-GAAP adjustments to operating expenses (as scheduled above)	(64,322)	(57,835)
Operating Expenses - Non-GAAP basis	$187,640	$201,761

(1)	Excludes amortization of $30,009 and $28,417 for the twelve months ending December 28, 2024 and December 30, 2023, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.